Contract No.: ________

Premises Rental Contract

Lessor: Shenzhen Zhichuang Juzhen Technology Ltd.

Lessee: Wunong Technology (Shenzhen) Co., Ltd.

Signing in: Zhichuang Juzhen Shuangchuang Park, Hangcheng Street, Baoan District, Shenzhen

Signing on: October 30, 2018

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Premises Rental Contract

This Premises Rental Contract (hereinafter referred to as “this Contract”) is signed in Zhichuang Juzhen Industrial Park, Hangcheng Street, Baoan District, Shenzhen on October 30, 2018 by and between:

Party A (Lessor): Shenzhen Zhichuang Juzhen Technology Ltd.

Legal Representative: Liang Guoqiang

Mailing Address: Buildings 11-12, South Area of No. 2 Hourui Industrial Zone, Hangcheng Street, Baoan District, Shenzhen

Tel: 0755 2751888

Party B (Lessee): Wunong Technology (Shenzhen) Co., Ltd.

Legal Representative: __________

Mailing Address: _____________

Tel: _______________________

Party A and Party B agree to conclude this Contract for their joint observance through their full negotiation in accordance with the principles of voluntariness, fairness, good faith and compensation at equal value:

1.	Premises Status and Lease Purpose

1.1	Party A agrees to lease out the premises located at No. B401 Shop, 4/F, Building12, Zhichuang Juzhen Shuangchuang Park, South Area of No. 2 Hourui Industrial Zone, Hangcheng Street, Baoan District, Shenzhen (hereinafter referred to as “the Premises”) to Party B, and the Premises have been completed and cover an area of 1,675.00 square meters.

1.2	Party B leases the Premises for the following operating purpose:

Office.

2.	Lease Term, Rent and Management Fee

2.1	The lease term of the Premises is five years (including the rent-free period), being from November 1, 2018 to October 31. 2020. Within six months prior to the expiry of the lease term, both Party may negotiate the renewal of the lease term subject to Party A’s legal lease/sublease right.

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2.2	In consideration of Party B’s decoration investment and period, both Parties agree that the rent-free period totals 45 natural days, being from November 1, 2018 to December 15, 2018. Party B does not need to pay Party A the rent during the rent-free period, but still need to pay the expenses (if any) as set forth in Article 3.4 hereof. If the actual delivery date is delayed, the rent-free period shall be extended accordingly.

2.3	The obligations of Party B occurring within the lease term as agreed in this Contract shall apply to the decoration period (rent-free period), and Party B shall fulfill and bear all its obligations and liabilities under this Contract within the decoration period, including, without limitation, the liabilities for safety, fire protection and personal injury claims.

2.4	Both Parties agree: the rent of the first year is RMB 55/square meter per month, and the rent of the second year is RMB 60/square meter per month. The subsequent rent will progressively increase every two years based on the rent of each second year. Except for the rent of the first and second years as agreed above, the rent of the Premises will progressively increase by 10% every two years within the valid term of this Contract, namely, the rent of the third and the fourth years will increase by 10% from that of the second year, and the rent of the fifth year will increase by 10% from that of the fourth year. The management fee of the Premises shall be calculated at the unit price of RMB 10 per month for each square meter of lease area. If Party B requests Party A to issue the invoice, the expenses incurred thereby shall be borne by Party B. The rent for each phase is as follows:

(1)	From [November 1, 2018] to [October 31, 2019], the monthly rent totals RMB [92,125.00] (in words: Ninety-two Thousand One Hundred and Twenty-five Yuan Only);

(2)	From [November 1, 2019] to [October 31, 2020], the monthly rent totals RMB [100,500.00] (in words: One Hundred Thousand Five Hundred Yuan Only);

(3)	The management fee of the Premises is RMB 16,750.00 per month.

3.	Agreement on Payment of Relevant Costs and Property Management

3.1	The rent and management fee shall be paid from the date immediately following the day when the rent-free period ends (hereinafter referred to as the “Rent Date”), and paid once in one month as an installment. Party B shall, prior to the 5th day of each installment, pay Party A the rent and management fee of current installment in full in a lump sum, and in case of falling in the holiday, the payment time shall be postponed accordingly. The expenses of the first installment include: one-month rent and management fee as well as lease deposit (equal to two-month rent), totaling RMB 293,125.00 (in words: Two Hundred and Ninety-three Thousand One Hundred and Twenty-five Yuan Only), and Party B shall pay the abovementioned rent, management fee and lease deposit of the first installment within five business days from the signing date of this Contract.

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3.2	Party A shall, within five business days after this Contract expires and either Party has expressly stated that it will not renew the lease or this Contract is early terminated and Party B has paid off all expenses for water, electricity and property management incurred during its normal operation, refund the lease deposit in full to Party B without any interest. If Party B’s violation of the law and this Contract results in losses to Party A, Party A shall be entitled to set off such lease deposit against the part of the liquidated damages or losses to be borne by Party B, and if the deposit paid by Party B is insufficient to be set off against such liquidated damages or losses, Party A shall still be entitled to continue to recover the shortage from Party B.

3.3	Party B shall pay the rent and management fee through transfer (transfer/remittance). The details of Party A’s receipt account are as follows:

Account Name: Shenzhen Zhichuang Juzhen Technology Ltd;

Account Bank: Agricultural Bank of China Shenzhen Futongcheng Sub-branch;

Account No.: 4103 5300 0400 1363 6.

If the account information above changes, Party A needs to notify Party B in writing thereof ten days in advance.

3.4	Other expenses to be borne by Party B shall include water and electricity costs, etc. At present, the unit price of electricity: RMB 1.5/kilowatt-hour; the unit price of water: RMB 7.0/ton (if the unit prices above will be adjusted uniformly by the national department, Party A will calculate the relevant expenses according to the following formula: the unit price as agreed in this Contract plus or minus the part adjusted by the national department), tax-exclusive. If the invoice is required, Party B shall bear the taxes of the invoice amount.

Bearing methods of water and electricity costs: Party B shall bear the water and electricity costs, and monthly settle such costs with Party A.

4.	Delivery of the Premises

4.1	Before this Contract is signed, Party B must fully understand the status quo of the Premises. The signing date of this Contract shall be the date of delivery of the Premises, and Party A shall deliver the Premises to Party B for use on the date of delivery. From the date of delivery of the Premises, Party B shall be deemed to confirm that the Premises comply with the provisions of this Contract.

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4.2	From the signing date of this Contract, the inspection and acceptance of the Premises by Party A shall be deemed that Party B has reorganized the status quo and quality of the Premises (including main structure, underground sewage, ground drainage, water, electricity and gas availability, communication and fire control).

5.	Rights and Obligations of Party A:

5.1	Repair of the Premises

If Party A or the owner of the Premises actively repairs the Premises and their supporting facilities, Party A shall notify Party B in writing thereof at least seven days in advance, and shall repair the Premises within the reasonable time confirmed by Party B to ensure that Party B’s normal operation will not be affected or interfered.

5.2	Party A shall, prior to the delivery of the Premises, pay off the overdue fees for water, electricity, sewage and the supporting facilities of the municipal government to the relevant unit or department.

5.3	Party A shall cooperate with Party B to undergo the lease certificate of the Premises and assist in providing relevant supporting documents.

5.4	Party A shall ensure that Party B shall enjoy the full rights to use the Premises without any interference of any third person, and further ensure that Party B can normally use the Premises according to the agreed purpose, or else Party A shall compensate Party B for all losses caused due to the failure of this Contract to be performed.

5.5	When the Premises are delivered, Party A shall ensure the safety and normal use of the Premises, and ensure that their safety complies with the provisions of the relevant laws, regulations or rules; Party A shall solely be responsible for repairing the worn Premises and their supporting facilities caused by their natural attribute or reasonable use in the use of the Premises. If the Premises have any damage which hinders safety and normal use due to the facilities provided by Party A and not the reasons of Party B, Party B shall timely notify Party A thereof and take effective measures to prevent further losses. Party A shall arrange the repair within 24 hours after receiving the notice from Party B. If Party A is delinquent in performing its repair obligations, then Party B may solely repair the damaged Premises, and Party A shall bear the repair costs arising therefrom and Party B may directly deduct such repair costs from the rent and management fee payable.

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5.6	During the lease term, if Party A creates any mortgage on the Premises or the land on which the Premises are located, or transfers the Premises to the third party, then Party A shall ensure that the rights of Party B under this Contract shall not be affected or changed by the mortgage of Party A or the change of the owner, provided that the payee of the rent and management fee shall be changed accordingly. If the relevant right holder realizes the mortgage or property right, as a result of which Party B cannot achieve the purpose of this Contract, Party A shall bear the liability for beach of this Contract.

6.	Rights and Obligations of Party B:

6.1	During the lease term, Party B shall ensure that it shall conduct its business activities according to law, and pay the relevant shared part of the rent, management fee, water, electricity and property management fees. Party B shall comply with the national laws, regulations and the property management regulations of Zhichuang Juzhen Shuangchuang Park.

6.2	If Party B must upholster and decorate the Premised without changing the main structure of the Premised for the purpose of its business demand, then it may begin construction after the decoration design plans and drawings shall be filed with Party A for record and obtain written consent of Party A; the decoration or upgrading renovation conducted by Party B shall not destroy the main structure and load-bearing capacity of the Premises, and shall comply with the requirements on fire protection and safety, or else Party B shall solely bear all personal and property damages and administrative responsibility caused thereby, and shall be liable for all losses caused to Party A thereby.

6.3	Party B shall assist Party A in the normal inspection and maintenance of the Premises. Party B shall take out the property insurance of the Premises and their relevant facilities from the solvent insurance company with good standing, and shall maintain the validity of such policy within the lease term. If Party B fails to timely take out the policy or suspends the insurance in the future, it shall bear the liabilities and losses caused thereby, and shall be liable for all losses (including, without limitation, the damage and loss of the Premises) caused to Party A thereby.

6.4	Party B will return the Premises to Party A pursuant to the provisions of Article 9.1 after the expiration of the lease term.

6.5	Party B shall not create any mortgage, guarantee and other encumbrances on the Premises in dealing with others.

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6.6	Party B shall solely be liable for the labor disputes, employment labor management, social security, family planning, public security, taxation, industry and commerce, customs, security, fire protection, power supply, insurance and other liabilities occurring when Party B uses the Premises for operation, and shall compensate for all losses caused to Party A thereby.

7.	Other matters as agreed by both Parties:

7.1	If this Contract is terminated due to the government acquisition of land during the lease term, both Parties shall respectively bear such risk and will not compensate each other. The contingent compensations given by the governmental authority with respect to the land and buildings shall belong to the original lessor (being Shenzhen Hourui Joint-Stock Cooperation Company), and the contingent compensations for decoration, removal, production suspension and closing shall belong to Party B. Meanwhile, after deducing the rent and management fee of actually-used days (formula: annual rent and management fee/365 days*the number of unused days=amount to be returned to Party B), Party A shall refund to Party B in full the rent, management fee and lease deposit to be returned.

7.2	Agreement on sublease: During the lease term, with the written consent of Party A, Party B may sublet the Premises to any third party in whole or part due to its business development demand. Party B and the sublessee shall be jointly and severally liable for all disputes on creditors’ rights and debts caused by the sublease. The deadline of the term as set forth in the Sublease Contract shall not exceed that as agreed in this Rental Contract, or else Party B and the sublessee shall be jointly and severally liable for all losses caused thereby to Party A. After the Sublease Contract becomes effective, Party B shall continue to perform the obligations as the Lessee to Party A. If the sublessee breaches this Contract, Party B and such sublessee shall be jointly and severally liable to Party A for such breach. If this Rental Contract is changed, cancelled or terminated during the sublease term, Party B shall also change, cancel or terminate the Sublease Contract accordingly, and shall solely bear the liabilities and compensations arising therefrom.

7.3	Both Parties agree that after the formation of the business entity by Party B for performance of this Contract, such business entity formed by Party B will replace Party B as the Lessee of the Premises Rental Contract to inherit all rights and obligations of Party B under the Premises Rental Contract, therefore Party B will cease to be a party of this Contract, nor enjoy or assume its rights or obligations under this Contract, nor bear any liability for breach of this Contract from the date when Party B notify Party A in writing thereof.

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8.	Termination of this Contract

8.1	Both Parties agree that this Contract shall be terminated under any of the following circumstances:

(1)	this Contract is unable to be renewed after the expiration of its lease term;

(2)	both Parties agree to early terminate this Contract through negotiation; or

(3)	This Contract is unable to continue to be performed by any event of force majeure.

9.	Return of the Premises

9.1	Party B shall return the Premises with then current status quo within ten business days after termination or cancellation of this Contract. Party B shall be entitled to dismantle and retrieve all facilities or equipment belonging to Party B, and clear and vacate the Premises. However, Party B shall not intentionally damage or dismantle the structure of the building itself, nor damage any facilities or equipment belonging to Party A in the Premises. If Party B does not clean up the sundries within the specified period when returning the Premises, Party A shall be entitled to directly deduct the costs incurred by doing so from the lease deposit, and to recover the shortage (if any) from Party B.

9.2	Party A shall notify Party B in writing to dismantle or retrieve the particulars which fail to be dismantled or retrieved by Party B within such period, and if Party B still fail to do so within ten business days after the notice by Party A, it shall be deemed that Party B have abandoned the ownership of remains, and Party A will dispose of such remains at its sole discretions. If Party B fails to timely dismantle or retrieve such remains, as a result of which Party A incur the costs for such dismantlement, then Party A shall be entitled to deduct the costs of dismantlement and disposal from the deposit paid by Party B.

9.3	When the Premises are returned, both Parties shall respectively designate their own personnel to be responsible for the return, and shall undergo the written handover formalities at the time of return, or else Party B shall be not deemed to have handed over the Premises. However, if Party A does not cooperate with the handover procedures, the Premises shall be deemed to have been handed over from the date when Party B gives the notice. If the Premises are unable to be returned to Party A on time after the expiration of the lease term due to Party B’s reasons, then Party B shall pay Party A the occupancy fee of the Premises each month in an amount of two times the monthly rent and management fee

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10.	Liabilities for Breach of this Contract

10.1	If Party A delays in delivery of the Premises for accumulative thirty natural days, Party B shall be entitled to cancel this Contract, require Party A to refund the relevant expenses received by Party A and pay the liquidates damages equal to the lease deposit, and shall compensate Party B for any losses caused thereby.

10.2	If Party B delays in payment of the rent and management fee, it shall, for each overdue day, pay Party A the late fee at the rate of two times the loan interest rate as if the overdue rent and management fee have been deposited a bank for a like period.

10.3	Within the lease term, Party B shall be entitled to terminate this Contract if Party A has any of the following acts:

(1)	Party A is unable to deliver the Premises to Party B for use following over 30 days late;

(2)	Party A does not perform the obligations of repair of the Premises, seriously affecting Party B to continue operation;

(3)	Party A has the right defect on the Premises, rendering this Contract invalid or unable to be performed; or

(4)	Party A unilaterally cancel this Contract and the relevant agreements without any causes;

If Party B cancels this Contract pursuant to any circumstances above, it may give a written notice to Party A. This Contract shall be cancelled when such notice serves on Party A.

10.4	After this Contract is signed, if Party A terminates this Contract without any causes in the midway in the absence of the statutory circumstances or the circumstances as agreed in this Contract under which Party A may cancel this Contract, or Party B cancels this Contract pursuant to the provisions of Article 10.3, then Party A shall refund the double deposit and compensate Party B for the losses of decoration suffered by Party B with respect to the Premises, and the formula is: amount of the decoration costs/lease term*(lease term-the number of years of operation).

10.5	After this Contract is signed, if Party B terminates this Contract without any causes in the midway in the absence of the statutory circumstances or the circumstances as agreed in this Contract under which Party B may cancel this Contract, then Party B shall pay off the rent and other expenses owed prior to termination hereof, Party A shall be entitled to not refund the lease deposit and to require Party B to compensate for two-month rent, and Party B’s all decoration, ornament, additions, expansions and renovations shall belong to Party A without payment.

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10.6	If Party B is under any of the following circumstances, Party A shall be entitled to unilaterally cancel this Contract and not refund the lease deposit paid by Party B, and Party B’s all of the fixed decoration and ornament, additions, expansions and renovations shall belong to Party A without payment. Party B shall be liable for the losses caused to Party A thereby:

(1)	Party B is in default of payment of the rent and management fee or other expenses for more than two consecutive months, or Party B’s accumulated overdue rent and management fee or any other expenses exceed two-month rent;

(2)	Party B fails to comply with the fire safety laws and regulations, or change the main structure of the Premised without authorization, as a result of which the main structure of the Premises is seriously damaged or collapsed; or

(3)	Party B changes the structure of the Premises or adds, renovates or expands the Premises without the consent of Party A.

If Party A cancels this Contract pursuant to any circumstances above, it may give a written notice to Party B. This Contract shall be cancelled when such notice serves on Party B, and Party B shall return the Premises to Party A in accordance with the relevant provisions of Article 9 of this Contract, otherwise it shall bear applicable liability.

11.	Miscellaneous

11.1	This Contract shall become effective after both Parties affix their signatures and seals hereon. The relevant Appendixes attached hereto shall form an integral part of this Contract and have the same equal legal force with this Contract.

11.2	This Contract shall be signed in four originals, and both Parties shall each keep two, with each of equal legal force.

11.3	Any disputes occurring in the performance of this Contract shall be settled by both Parties through negotiation, failing which, they may bring an action with the people’s court in the place where the Premised are located.

11.4	This Contract contains the following Appendixes:

Appendix 1: Lease Scope and the Floor Plan of the Premises,

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Appendix 2: Settlement Data Including Water and Electricity Meter Readings (when signing this Contract): Water Meter Reading: ______; Electricity Meter Reading:_______

Appendix 3: Photocopies of Business License and Power of Attorney (if necessary) of Both Parties;

Party A (Lessor): Shenzhen Zhichuang Juzhen Technology Ltd. (Seal)

Legal Representative/Authorized Representative: (Signature)

Party B (Lessee): Wunong Technology (Shenzhen) Co., Ltd. (Seal)

Legal Representative/Authorized Representative: (Signature)

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